EXHIBIT 99.1

Secured Digital to Introduce Nano Chip RFID Embedded Paper in Q4 2007

    NEW YORK--(BUSINESS WIRE)--Aug. 9, 2007--Secured Digital Applications, Inc. (OTCBB:SDGL), a leading provider of Business Process Outsourcing (BPO) services and systems integrator for Radio Frequency Identification (RFID) enabled tracking applications, reported today that Patrick Lim, Chairman and CEO of the Company, introduced the long awaited nano chip RFID embedded paper at the Company's annual meeting of shareholders in Irvine, CA on August 3, 2007. The Company believes that the RFID paper is the first of its kind in the market.

    The Company intends to launch the RFID paper in the United States during the fourth quarter of 2007. This versatile security identification paper can be tracked through the Internet.

    At the meeting, Lim reported total shareholders' equity as at December 31, 2006 increased by $2.4 million to $8.5 million, a 39% improvement over 2005. Lim also stated that the current year has started on an encouraging note. During the first quarter, the Company recorded gross revenue of $10.3 million and net income of $311,000. For the second quarter of 2007, the Company is expecting to record revenues of approximately $10.5 million and anticipates improved earnings in excess of $650,000 for the six-month period ended June 30, 2007 compared to a net loss of $23,000 for the six-month period ended June 30, 2006.

    Lim further commented that the Company has completed its transformation into an integrated financial accounting and RFID tracking BPO service provider. The transformation process started when it acquired several enterprises in 2003. The core competencies of these enterprises laid the foundation for the Company's BPO services.

    The Company has endeavored to differentiate itself from other BPO service providers by delivering an integrated online service permitting enterprises to have a daily pulse on the financial health of their operations as well as having real-time visibility and tracking the physical movement of their goods, assets and personnel.

    The Company said that it is in the process of appointing sales partners in China, Australia and the United States to promote its products and services in these countries.

    About Secured Digital Applications, Inc:

    Secured Digital Applications, Inc. is a global provider of outsourced business services in media production, information technology, digital document management and consulting. The Company serves customers in Asia as well as the United States. The Company's media production includes content for television, the Internet and free-standing digital displays, and also designs and installs on-site multi-media presentations. Secured Digital also develops and implements solutions for biometric security systems, business process and RFID enabled applications including document, people, inventory and asset tracking. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites do not comprise a part of the press release.

    Safe Harbor Statement:

    Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections of revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements, including, without limitation, whether the Company will achieve anticipated financial performance and results, the Company's ability to successfully finance, launch and commercialize the nano chip RFID embedded paper and whether the Company's customers and the market in general will accept and purchase the nano chip RFID embedded paper and associated services. Secured Digital Applications, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission, including the risk factors identified therein. Investors should carefully consider the preceding information before making an investment in the securities of the Company.

    CONTACT: Newport Capital Consultants
             Stephen Jones, 972-712-1039
             esjones1@aol.com
             or
             J.D. Kerr, 972-712-2154
             Jdkerr77@cs.com